UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 17, 2022

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

Scholar Rock Holding Corporation (the “Company”) previously entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (the “Sales Agent”) on March 9, 2021, pursuant to which the Company was able to issue and sell from time to time in an “at-the-market” offering shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). As of June 16, 2022, 500,000 shares of Common Stock have been issued and sold under the Sale Agreement.

On June 16, 2022, the Company provided notice to the Sales Agent that it was terminating the Sale Agreement, effective immediately. The Sale Agreement provided for termination thereof by either party upon ten (10) calendar days’ prior written notice to the other party; however, the Sales Agent has waived such ten (10) day notice requirement. The Company will not incur any early termination penalties in connection with the termination of the Sale Agreement.

Item 7.01. Regulation FD Disclosure.

On June 17, 2022, the Company issued a press release announcing positive 24-month topline results from its TOPAZ Phase 2 clinical trial for apitegromab. A copy of the press release is attached hereto as Exhibit 99.1.

On June 17, 2022, the Company will host a conference call and webcast at 8:30 am ET to discuss the 24-month topline results from the TOPAZ Phase 2 clinical trial. A copy of the presentation slides to be used by the Company during the conference call and webcast is attached hereto as Exhibit 99.2. A live webcast of the conference call may be accessed by visiting the Investors & Media section of the Company’s website at http://investors.scholarrock.com.

The information in this report furnished pursuant to Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 and Exhibit 99.1 of this report.

Item 8.01. Other Events.

TOPAZ Phase 2 Clinical Trial Update

On June 17, 2022, the Company announced new data from the Phase 2 TOPAZ trial extension period evaluating patient outcomes after 24-months of treatment, which support sustained and continued improvement with apitegromab for non-ambulatory patients with Types 2 and 3 SMA receiving an SMN therapy.

TOPAZ evaluated apitegromab across a broad age range (2-21 years) of patients with Types 2 and 3 SMA. All 35 non-ambulatory patients (Cohorts 2 and 3) and 12 of 23 ambulatory patients (Cohort 1) were receiving nusinersen maintenance therapy. The primary efficacy endpoint for the non-ambulatory population was mean change from baseline in HFMSE. Additional endpoints included mean change from baseline in RULM, an assessment specifically designed for upper limb function in patients with SMA. The HFMSE is a validated measure for the assessment of gross motor function in SMA, while the RULM is validated to evaluate upper limb motor performance by evaluating tasks which correspond to the ability to perform various everyday activities with their hands and arms.

For this 24-month evaluation, an observed case analysis was conducted, which pooled all the non-ambulatory patients (Cohorts 2 and 3) and was based upon the available data for given timepoints. This analysis population included patients receiving either low dose (2 mg/kg) or high dose (20 mg/kg) apitegromab (inclusive of patients in Cohort 3 who switched from 2 mg/kg to 20 mg/kg in Year 2) and did not exclude any patients who had missed apitegromab doses due to study site access restrictions from COVID-19.

Non-ambulatory patients (age range of 2 to 21 years old) with valid HFMSE assessments had sizable, sustained gains in HFMSE scores at 24 months from baseline (prior to first dose of apitegromab), while RULM scores continued to increase at 24 months. The mean change from baseline results for non-ambulatory patients showed:

	12-Month Data	24-Month Data Pooled non-ambulatory pts	24-Month Data *excluding pts w/scoliosis surgery
Mean Change from Baseline in HFMSE (95% CI)	3.6 points (95% CI: 1.2, 6.0) N=32	4.0 points (95% CI: 1.5, 6.5) N=29	4.4 points (95% CI: 2.0, 6.9) N=28
Mean Change from Baseline in RULM (95% CI)	1.3 points (95% CI: 0.2, 2.3) N=31	1.9 points (95% CI: 0.8, 3.0) N=33	2.3 points (95% CI: 1.2, 3.4) N=30

*Three patients in the non-ambulatory group underwent scoliosis surgery in year 2, which has been reported to negatively impact HFMSE scores for a considerable period afterwards. This analysis excluded post-surgery data of these patients.

Dose response continued to be observed across the 24 months of apitegromab administration based upon HFMSE scores and pharmacodynamic data (target engagement as measured by serum latent myostatin concentrations), with signs that that there may be further HFMSE increases as non-ambulatory patients originally receiving the low dose switched to the high dose treatment.

Data at 24-months for ambulatory patients with Type 3 SMA (Cohort 1) suggest stability of Revised Hammersmith Scale (RHS) scores in patients receiving 20 mg/kg of apitegromab and nusinersen. The mean RHS change from baseline at 24-months was -0.7 points (95% CI: -3.1, 1.7) for the apitegromab and nusinersen subgroup (n=10) and -2.8 points (95% CI: -8.4, 2.8) for the apitegromab monotherapy subgroup (n=11). A subset of individuals in Cohort 1(n=21) had RHS improvements, as reflected by 42.9% (9/21) and 23.8% (5/21) of patients having ≥1-point and ≥3-point RHS increases from baseline at 24 months respectively.

Of the 55 patients who completed the 24-month TOPAZ extension period, 54 have opted to continue treatment in the 36-month extension period.

Consistent with the 12-month safety data, no serious safety risks were identified as part of the analysis of the cumulative 24-month data. The incidence and severity of adverse events were consistent with the underlying patient population and background therapy. The five most common treatment-emergent adverse events (TEAEs) were headache, pyrexia, upper respiratory tract infection, cough, and nasopharyngitis. No deaths or serious adverse reactions have been observed with apitegromab.  A total of 14 serious TEAEs have been reported over the 24-month treatment period, all assessed by the respective trial investigator as unrelated to apitegromab.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Scholar Rock Holding Corporation, dated June 17, 2022
99.2	Presentation Slide Deck
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: June 17, 2022	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary